                                                                                              EXHIBIT 12
                                          PENNZOIL-QUAKER STATE COMPANY
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the six months ended
                                                                                          June 30,
                                                                             ----------------------------------
                                                                                 2000                  1999
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Loss from continuing operations
     before income from equity investees                                     $    (19,036)        $    (10,218)
Distribution of income from equity investees                                        5,850               10,168
Amortization of capitalized interest                                                  453                  982
Income tax provision (benefit)                                                     (3,834)              10,509
Interest charges                                                                   60,590               54,218
                                                                             -------------        -------------
Income before income tax provision (benefit) and interest charges            $     44,023         $     65,659
                                                                             =============        =============

Fixed charges                                                                $     60,590         $     54,218
                                                                             =============        =============

Amount by which fixed charges exceeds earnings                                     16,567
                                                                             =============        =============
Ratio of earnings to fixed charges                                                                        1.21
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the six months ended
                                                                                         June 30,
                                                                             ----------------------------------
                                                                                 2000                 1999
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Operations
  which includes amortization of debt discount, expense and premium          $     45,242         $     38,822
Add: portion of rental expense representative of interest factor <F1>              15,348               15,396
                                                                             -------------        -------------
  Total fixed charges                                                        $     60,590         $     54,218

Less: interest capitalized per Consolidated Statement of Operations                  -                    -
                                                                             -------------        -------------
  Total interest charges                                                     $     60,590         $     54,218
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.